UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On March 30, 2016, Virtusa Corporation (the “Company”) announced the completion of the subscription period for an unconditional mandatory open offer with successful tender to purchase an additional 26% (1) of the fully diluted outstanding shares of Polaris Consulting & Services, Ltd. (“Polaris”) from Polaris’ public shareholders. The mandatory open offer was conducted in accordance with requirements of the Securities and Exchange Board of India (“SEBI”) and the applicable Indian rules on Takeovers. The Company will accept the purchase of 26,719,942 shares of Polaris common stock for $3.25 per share (INR 220.73 per share) (2) for an aggregate purchase price of $86.8 million (INR 5,898 million) (2).  The mandatory open offer began on March 11, 2016 and closed on March 28, 2016 and was fully subscribed. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(1) Based on fully-diluted capitalization of Polaris, which includes all outstanding shares and vested and unvested options, as of the 10th working day from the date of the closing of the mandatory unconditional offer.

(2) Based on an INR to US Dollar conversion rate of 67.94

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.           Financial Statements and Exhibits

(d)    Exhibits

The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

99.1**                             Press Release issued by Virtusa Corporation on March 30, 2016.

**Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: March 30, 2016	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1**	Press Release issued by Virtusa Corporation on March 30, 2016

**Furnished herewith